Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement of Northgate Innovations, Inc. on Form S-1 of our report, dated April 12, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 12, 2002, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under caption "Experts,"  "Selected
Financial   Information,"  and  "Summary  Historical  Financial  Data"  in  such
Prospectus.



/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 6, 2004